Registration No. 333-
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                             SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C.  20549

                                 ---------------------------


                                          FORM S-8

                                   REGISTRATION STATEMENT

                                            UNDER

                                 THE SECURITIES ACT OF 1933

                                ---------------------------


                   PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                   ------------------------------------------------------
                   (Exact name of registrant as specified in its charter)



           NORTH CAROLINA                                56-0233140
     ----------------------------------              -------------------
      (State or other jurisdiction                   (I.R.S. Employer
      of incorporation or organization)            Identification Number)


  400 Cox Road, Post Office Box 1398, Gastonia, North Carolina    28053-1398
  ---------------------------------------------------------------------------
      (Address of Principal Executive Offices)                     (Zip Code)


                   PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                              1997 NONQUALIFIED STOCK OPTION PLAN
                            --------------------------------------
                                    (Full title of the Plan)


                                          Jack G. Mason
                                  Vice President - Treasurer and
                                      Chief Financial Officer
                                           400 Cox Road
                                       Post Office Box 1398
                                Gastonia, North Carolina 28053-1398
                               --------------------------------------
                               (Name and address of agent for service)

                                           (704) 864-6731
                   -----------------------------------------------------------
                  (Telephone number, including area code, of agent for service)



                          --------------------------------------------

                                 CALCULATION OF REGISTRATION FEE
(CAPTION>

                                                 Proposed Maximum        Proposed Maximum
  Title of Securities        Amount to             Offering Price             Aggregate               Amount of
   to be Registered        be Registered             Per Share*            Offering Price*        Registration Fee
---------------------     ------------------   ----------------------  ------------------------- ---------------------
     Common Stock,
    $1.00 par value        1,560,000 shares          $21.25             $33,150,000.00              $10,045.45
=====================     ==================  ======================  ========================= =====================

* Based upon the average of the high and low prices for the Common Stock on August 29, 1997, as reported on the New York Stock Exchange, pursuant to
Rule 457(c) and (h)(1) under the Securities Act of 1933.

                                                         1

                                                 PART I

                           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item   1.     Plan Information.*
              -----------------

Item   2.     Registrant Information and Employee Plan Annual Information.*
              ------------------------------------------------------------

     * The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Note to
         Part 1 of Form S-8.


                                                 PART II

                            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item   3.     Incorporation of Documents by Reference.
              ---------------------------------------

     The following documents heretofore filed by Public Service Company of North Carolina, Incorporated ("Company") with the Securities and Exchange Commission are incorporated herein by reference:

      (i)    The Company's Annual Report on Form 10-K for the fiscal year ended
                  September 30, 1996;

     (ii)    The Company's  Quarterly  Report on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997, and the Company's Registration Statement on Form 8-K dated April 9, 1997, and filed April 10, 1997, as amended by the Company's Registration Statement on Form 8-K A00 dated April 9, 1997, and filed April 14, 1997; and

    (iii)    The description of the Company's Common Stock contained in the
                  Company's Form 8-A dated February 22, 1995, filed under the Securities Exchange Act of 1934, as amended ("Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item   4.     Description of Securities.
              --------------------------

                  Not applicable.

Item   5.     Interests of Named Experts and Counsel.
              --------------------------------------

                  Not applicable.

Item   6.     Indemnification of Directors and Officers.
              ------------------------------------------

     The Company's Articles of Incorporation provide that a director of the Company shall not be liable for monetary damages for breach of his or her duties as a director except and only to the extent applicable law restricts the effectiveness of such provision. Under applicable law, this provision precludes any claim of the Company's shareholders for monetary damages based on a breach of duty of directors, with the following exceptions under the

North Carolina Business Corporation Act: (i) acts or omissions that such directors at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) certain unlawful distributions, including unlawful redemptions of shares, (iii) any transaction from which such director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the effectiveness of the provision on April 27, 1988.

     The Bylaws of the Company contain provisions which require the Company to indemnify current or former directors and officers to the fullest extent permitted by law against claims and liabilities, including reasonable costs of defense attendant thereto, imposed upon such persons by reason of his or her status as a director or officer of the Company unless such claims, liabilities, and expenses are attributable to the negligence or misconduct of such director or officer. The North Carolina Business Corporation Act contains provisions which mandate in some instances and permit in other instances such indemnification.

     The Company has an insurance policy covering its directors and officers against personal liability, which may include liabilities under the Securities Act of 1933 (the "Securities Act").

Item   7.     Exemption from Registration Claimed.
              -----------------------------------

                  Not applicable.

Item   8.     Exhibits.
              --------

               5 Opinion of J. Paul Douglas, Vice President - Corporate Counsel of the Company, as to the legality of the securities being registered.

              23.1    Consent of Arthur Andersen LLP.

              23.2 Consent of J. Paul Douglas, Vice President - Corporate Counsel of the Company (contained in Exhibit 5).

Item   9.     Undertakings.
              ------------

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant under the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gastonia, State of North Carolina, on the 24th day of July, 1997.

                           PUBLIC SERVICE COMPANY OF NORTH CAROLINA
                            INCORPORATED





                            By:  /s/ Charles E. Zeigler, Jr.
                                 -----------------------------
                                 Charles E. Zeigler, Jr.
                                 Chairman, President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                      Title                         Date
---------------------------  ------------------------------------- -------------





/s/Charles E. Zeigler, Jr.   Chairman, President, Chief Executive  July 24, 1997
---------------------------  Officer,and Director (Principal
Charles E. Zeigler, Jr.      Executive Officer)





/s/ Jack G. Mason            Vice President - Treasurer and Chief  July 24, 1997
---------------------------  Financial Officer (Principal
Jack G. Mason                Financial and Accounting Officer)





/s/William C. Burkhardt      Director                              July 24, 1997
---------------------------
William C. Burkhardt




/s/ William A. V. Cecil      Director                              July 24, 1997
---------------------------
William A. V. Cecil

/s/ Bert Collins             Director                              July 24, 1997
---------------------------
Bert Collins




/s/ John W. Copeland         Director                              July 24, 1997
---------------------------
John W. Copeland




/s/ Van E. Eure              Director                              July 24, 1997
---------------------------
Van E. Eure



/s/ William L. O'Brien, Jr.  Director                              July 24, 1997
---------------------------
William L. O'Brien, Jr.




/s/ D. Wayne Peterson        Director                              July 24, 1997
---------------------------
D. Wayne Peterson




/s/ Ben R. Rudisill, II      Director                              July 24, 1997
---------------------------
Ben R. Rudisill, II




/s/ G. Smedes York           Director                              July 24, 1997
---------------------------
G. Smedes York

                                  SECURITIES AND EXCHANGE COMMISSION
                                        Washington, D.C.  29549

                                               EXHIBITS
                                                Item 8

                                               FORM S-8
                                        REGISTRATION STATEMENT

                        PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED


                                             EXHIBIT INDEX


     Exhibit          Description
     -------          -----------

      5 Opinion of J. Paul Douglas, Vice President - Corporate Counsel of the Company (page 8 of the sequentially numbered pages).

     23.1 Consent of Arthur Andersen LLP. (page 9 of the sequentially numbered pages).

     23.2 Consent of J. Paul Douglas, Vice President - Corporate Counsel of the Company (contained in Exhibit 5).